UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020

PotlatchDeltic Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. First Avenue, Suite 1600, Spokane, Washington		99201
(Address of Principal Executive Offices)		(Zip Code)

(509) 835-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PCH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 9, 2019, the Reverend Dr. Christoph Keller, III has informed the Board of Directors (the “Board”) of PotlatchDeltic Corporation (the “Company”) of his intention not to stand for re-election at the Company’s 2020 annual meeting. Also, as previously reported in a Current Report on Form 8-K filed with the SEC on August 30, 2019, Mr. John S. Moody retired from the Board effective August 30, 2019.

In connection with the vacancies resulting from the decision of the Reverend Keller not to stand for re-election at the Company’s 2020 annual meeting and Mr. Moody’s retirement from the Board in August 2019 (both Dr. Keller and Mr. Moody are Class III directors), the Board has determined to decrease the size of the Board from 12 to 10 directors and reduce the number of directors in Class III (with a term expiring in 2020) to three directors effective upon commencement of the 2020 Annual Meeting. To rebalance the classes of directors on the Board so that each class will be as nearly equal in number as possible, Mr. Eric J. Cremers on February 14, 2020 agreed to resign as a Class I director effective upon commencement of the 2020 annual meeting and to stand for re-election at the 2020 annual meeting as a Class III director. The resignation of Mr. Cremers is being effected solely to rebalance the Board classes.

ITEM 9.01EXHIBITS

(d) Exhibits.

Exhibit

NumberDescription

104	Cover Page interactive data file (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PotlatchDeltic Corporation

Date: February 18, 2020	By:	/s/ Michele Tyler
Michele Tyler
Vice President, General Counsel and Corporate Secretary

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